Exhibit 99.1

Press Release

Source:	BNC Bancorp

Contact:	Richard D. Callicutt II
President and CEO
336-869-9200

BNC Bancorp Announces Earnings for Third Quarter 2014

High Point, NC, October 17, 2014 - BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the three and nine months ended September 30, 2014.

Operating earnings for the quarter ended September 30, 2014 totaled $9.7 million, or $0.33 per diluted share, an increase of 15.4% compared to $8.4 million, or $0.29 per diluted share, for the quarter ended June 30, 2014, and an increase of 91.4% from operating earnings of $5.1 million, or $0.19 per diluted share, for the quarter ended September 30, 2013. Operating earnings exclude transaction-related expenses, acquisition-related gains, one-time income and expense items, and gain (loss) on sale of investment securities.

Net income for the quarter ended September 30, 2014 was $8.3 million, or $0.28 per diluted share, an increase of 34.8% compared to net income of $6.1 million, or $0.21 per diluted share, for the quarter ended June 30, 2014, and an increase of 64.4% from net income of $5.0 million, or $0.19 per diluted share, for the quarter ended September 30, 2013. The increase in net income from the second quarter 2014 is primarily due to an increased level of interest earnings assets, a reduction in provision for loan losses and a decrease in transaction-related expenses.

Operating earnings for the nine months ended September 30, 2014 totaled $25.0 million, or $0.87 per diluted share, an increase of 86.5% compared to operating earnings of $13.4 million, or $0.51 per diluted share, for the nine months ended September 30, 2013.

Net income for the nine months ended September 30, 2014 was $20.9 million, or $0.73 per diluted share, an increase of 61.7% from net income available to common shareholders of $12.9 million, or $0.49 per diluted share, for the nine months ended September 30, 2013. The increase is primarily due to the significant increase in interest-earning assets and reduced cost for interest-bearing liabilities, which were partially offset by an increase in non-interest expense due to the acquisitions of South Street Financial Corporation (“South Street”) and Community First Financial Group, Inc. (“Community First”), respectively, during the nine months ended September 30, 2014.

Total assets at September 30, 2014 were $3.74 billion, an increase of 15.7% as compared to total assets of $3.23 billion at December 31, 2013.

Highlights for Third Quarter 2014:

•	Diluted earnings per share of $0.28 for the third quarter of 2014, compared to $0.19 for the third quarter of 2013;

•	Operating earnings per diluted share of $0.33 for the third quarter of 2014, compared to $0.19 for the third quarter of 2013;

•	Completed issuance of $60.0 million of 5.5% Fixed to Floating Rate Subordinated Notes, due on October 1, 2024;

•	Annualized return on average assets of 0.89%, compared to 0.68% for third quarter of 2013;

•	Annualized return on tangible common equity ratio of 13.03%, compared to 9.19% for third quarter 2013;

•	Annualized operating return on average assets of 1.04%, compared to 0.68% for third quarter of 2013;

•	Annualized operating return on tangible common equity ratio of 15.17%, compared to 9.26% for third quarter 2013;

•	Non-accrual loans have decreased by 45.3% as compared to September 30, 2013; and

•	Ratio of non-performing assets to total assets of 1.99% at September 30, 2014, compared to 3.33% at September 30, 2013.

Richard D. Callicutt II, President and CEO, stated, “We are extremely pleased with the progress achieved during the third quarter, highlighted by a continued increase in our operating earnings and our successful integration efforts at both Home Savings and Harrington banks.   I am also pleased to report that the Harbor National transaction is on target to close in early December, with integration and conversion planning ahead of schedule.  While I am always humbled by the efforts of our internal integration teams, I want to also give a personal thanks to Ron Swanner, Larry Loeser, and Charlie Rivers, the CEO’s of Home Savings, Harrington, and Harbor National, respectively.   Their leadership and commitment to a smooth transition through their team’s respective move to BNC has been invaluable, and has positively impacted our results.

Also during the quarter we were able to close a $60 million subordinated debt issuance at favorable terms for our Company.  With the $60 million, we were able to repay a $30 million term loan, downstream $25 million in new Tier 1 capital to the Bank, while increasing Tier 2 capital at the Company by nearly $60 million.   This subordinated debt issuance will provide additional capital to allow our team to pursue growth opportunities that enhance our franchise and continue to drive shareholder value.”

Mr. Callicutt, continued, “Despite the economic headwinds, we have been able to position our Company for significant earnings growth in both the near term and the future.  As a result of the greater operating leverage from the Home Savings and Harrington transactions, as well as strong organic growth across our footprint, operating earnings for the quarter of $9.7 million and operating earnings per share of $0.33 were both all-time highs for our Company.  These results produced a healthy operating return on tangible equity of 15.17% and an operating return on average assets of 1.04% for the quarter.”

Operating Results

Fully-taxable equivalent (“FTE”) net interest income for the third quarter of 2014 was $38.1 million, an increase of 6.2% from $35.8 million for the second quarter of 2014, and an increase of 33.7% from $28.5 million for the third quarter of 2013. FTE net interest margin was 4.54% for the third quarter of 2014, which is unchanged from the second quarter of 2014, and an increase of 28 basis points from 4.26% for the third quarter of 2013. The increase from the third quarter of 2013 was driven by a $2.6 million reduction in interest expense associated with our interest rate hedging instrument, which matured in February 2014.

FTE net interest income for the nine months ended September 30, 2014 was $106.6 million, an increase of 27.0% from $83.9 million for the nine months ended September 30, 2013. FTE net interest margin was 4.56% for the nine months ended September 30, 2014, an increase of 30 basis points from 4.26% for the comparable period of 2013. This increase was primarily driven by a $6.9 million reduction in interest expense associated with our interest rate hedging instrument, which matured in February 2014.

Average interest-earning assets were $3.32 billion for the third quarter of 2014, an increase of 5.0% from $3.17 billion for the second quarter of 2014, and an increase of 25.4% from $2.65 billion for the third quarter of 2013. Average interest-earning assets were $3.12 billion for the nine months ended September 30, 2014, an increase of 18.6% from $2.63 billion for the first nine months of 2013.

Average interest-bearing liabilities were $2.88 billion for the third quarter of 2014, an increase of 3.8% from $2.78 billion for the second quarter of 2014, and an increase of 21.2% from $2.38 billion for the third quarter of 2013. Average interest-bearing liabilities were $2.74 billion for the nine months ended September 30, 2014, an increase of 14.9% from $2.39 billion for the nine months ended September 30, 2013.

The above increases were primarily due to the acquisitions of South Street and Community First during the second quarter of 2014, as well as the acquisition of Randolph Bank & Trust (“Randolph”) during the fourth quarter of 2013, as well as organic loan growth across the Company’s markets.

The following table is a summary of average yields and costs:

Average Yields / Costs (FTE)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Yield on interest-earning assets	5.11%	5.14%	5.36%	5.18%	5.38%
Cost of interest-bearing liabilities	0.65%	0.68%	1.23%	0.71%	1.24%
Cost of funds	0.56%	0.60%	1.10%	0.62%	1.68%
Net interest spread	4.46%	4.46%	4.13%	4.47%	4.14%
Net interest margin	4.54%	4.54%	4.26%	4.56%	4.26%

Non-interest income was $6.3 million for the third quarter of 2014, an increase of 8.7% from $5.8 million for the second quarter of 2014, and an increase of 8.3% from $5.8 million for the third quarter of 2013. Adjusted non-interest income was $6.3 million for the third quarter of 2014, an increase of 7.7% from $5.8 million for the second quarter of 2014, and an increase of 17.0% from $5.3 million for the third quarter of 2013. Adjusted non-interest income excludes acquisition-related gains, one-time income arising from insurance settlements and gain (loss) on sale of investment securities. As compared to the second quarter of 2014, non-interest income was positively impacted by an increase in income derived from the sale of SBA loans, an increase in investment brokerage income and an increase in mortgage fees and service charges. As compared to the third quarter of 2013, non-interest income was positively impacted by an increase in income derived from the sale of SBA loans, investment brokerage income and service charge income. These increases were partially offset by an 11.6% decrease in mortgage fee income.

Non-interest income was $17.2 million for the nine months ended September 30, 2014, a decrease of 2.2% from $17.6 million for the comparable period of 2013. Adjusted non-interest income was $17.0 million for the nine months ended September 30, 2014, an increase of 3.0% from $16.5 million for the nine months ended September 30, 2013. During the first nine months of 2014, the Company recorded $0.7 million of amortization of the FDIC loss-share receivable due to lower loss projections for the loans covered under loss-share agreements. Non-interest income was also adversely impacted by a slowdown in mortgage production, as mortgage income decreased by 22.4%. These declines were primarily offset by an increase in service charge income and a 129.8% increase in income derived from sales of SBA loans.

Non-interest expense was $29.8 million for the three months ended September 30, 2014, a slight increase compared to non-interest expense of $29.5 million for the second quarter of 2014, and an increase of 33.0% from $22.4 million for the third quarter of 2013. Excluding transaction-related costs, adjusted non-interest expense for the third quarter of 2014 was $27.5 million, an increase of 6.1% from $25.9 million for the second quarter of 2014, and an increase of 25.6% from $21.9 million for the third quarter of 2013. Transaction-related costs include legal and professional fees, personnel costs, data processing expenses, and other miscellaneous expenses directly attributable to acquisition activity. The increase from the second quarter of 2014 is primarily due to the full quarter impact of the additional headcount and facilities acquired from South Street and Community First, while the increase from comparable period of 2013 was also due to the acquisition of Randolph during the fourth quarter of 2013. This increase was partially offset by a decrease of 25.2% and 25.7%, respectively, in professional services expenses as compared to the second quarter of 2014 and third quarter of 2013.

Non-interest expense was $84.1 million for the nine months ended September 30, 2014, an increase of 21.4% from $69.3 million for the nine months ended September 30, 2013. Excluding transaction-related costs, adjusted non-interest expense for the nine months ended September 30, 2014 was $77.4 million, an increase of 14.8% from $67.4 million for the nine months ended September 30, 2013. The increase from the comparable period of 2014 is primarily due to the acquisitions of South Street, Community First and Randolph, as well as overall growth.

The following table details the components of non-interest income and non-interest expense:

Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Non-interest income
Mortgage fees	$2,128	$1,954	$2,408	$5,640	$7,269
Service charges	1,631	1,478	1,000	4,457	2,960
Earnings on bank-owned life insurance	577	609	571	1,766	1,672
Gain (loss) on sale of securities	54	—	—	(511)	(52)
Insurance settlement	—	—	479	768	479
Acquisition-related gain	—	—	—	—	719
Other	1,917	1,764	1,366	5,117	4,581
Total non-interest income	$6,307	$5,805	$5,824	$17,237	$17,628

Non-interest expense
Salaries and employee benefits	$14,974	$14,020	$12,399	$42,487	$37,467
Occupancy	2,647	2,062	1,666	6,780	4,856
Furniture and equipment	1,651	1,569	1,351	4,819	3,990
Data processing and supply	780	975	854	2,659	2,297
Advertising and business development	667	685	228	2,041	1,425
Insurance, professional and other services	826	1,105	1,111	2,875	3,160
FDIC insurance assessments	821	706	660	2,232	2,106
Loan, foreclosure and other real estate owned	2,586	2,359	1,962	6,307	6,856
Transaction-related expenses	2,325	3,601	540	6,723	1,884
Other	2,551	2,430	1,659	7,188	5,264
Total non-interest expense	$29,828	$29,512	$22,430	$84,111	$69,305

The following is a summary of transaction-related expenses incurred by transaction:

Transaction-Related Expenses
(dollars in thousands; unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Transaction	2014	2014	2013	2014	2013
Previous transactions	$—	$—	$21	$—	$1,056
South Street	244	2,687	—	3,284	—
Community First	1,089	742	—	2,009	—
Randolph	10	115	519	391	828
Harbor	982	57	—	1,039	—
Total	$2,325	$3,601	$540	$6,723	$1,884

Additional Operating Highlights

Total portfolio loans were $2.76 billion at September 30, 2014, an increase of 21.4% from $2.28 billion at December 31, 2013. The increase in the acquired loans not covered by loss share is due to the $303 million in loans acquired from South Street and Community First. Originated loans have increased by $156.8 million, or 8.4%, during the third quarter of 2014. The Company continues to enjoy success with its home equity line of credit campaign, with approximately $32.3 million of net borrowings during the current quarter, as well as continued growth in commercial real estate and commercial construction loans.

The table below outlines the Company’s loan portfolio mix between originated and acquired loans for the past five quarters:

Gross Loan Growth
(dollars in thousands; unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Originated loans	$2,021,792	$1,865,024	$1,765,248	$1,704,876	$1,629,235
Acquired loans not covered by loss-share	592,919	646,379	363,797	383,980	269,008
Acquired loans covered by loss-share	148,958	158,896	175,030	187,661	201,799
Total portfolio loans	$2,763,669	$2,670,299	$2,304,075	$2,276,517	$2,100,042

Change in balance (quarter/quarter):
Total portfolio loans	3.5%	15.9%	1.2%	8.4%	2.5%
Originated loans	8.4%	5.7%	3.5%	4.6%	6.6%
Acquired loans	(7.9)%	49.4%	(5.7)%	21.4%	(9.5)%

Total deposits at September 30, 2014 were $3.08 billion, an increase of 13.9% from total deposits of $2.71 billion as of December 31, 2013. Wholesale deposits were 26.1% of total deposits at September 30, 2014, a decrease compared to 32.8% as of December 31, 2013. Transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased 21.8% during 2014 and have increased 34.4% over the past twelve months. At September 30, 2014, time deposits were 35.9% of total deposits, compared to 40.0% at December 31, 2013.

The table below outlines the components of deposits for the past five quarters:

Total Deposit Growth
(dollars in thousands; unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Non-interest bearing demand	$482,859	$464,682	$350,415	$324,532	$299,670
Interest-bearing demand	1,495,186	1,504,397	1,362,454	1,299,399	1,172,512
Time deposits	1,106,163	1,155,569	1,043,457	1,082,799	963,679
Total	$3,084,208	$3,124,648	$2,756,326	$2,706,730	$2,435,861

Change in balance (quarter/quarter)	(1.3)%	13.4%	1.8%	11.1%	0.3%

Annual deposit growth	26.6%

Total borrowings at September 30, 2014 were $298.6 million, an increase of 31.5% from total borrowings of $227.1 million as of December 31, 2013. At September 30, 2014, $171.9 million of these borrowings were classified as short-term, while the remaining $126.7 million were classified as long-term. As noted above, during the third quarter of 2014 the Company issued $60.0 million of 5.5% Fixed to Floating Rate Subordinated Notes, which are due October 1, 2024 (the “Notes”). The Notes bear interest at an annual fixed rate of 5.5% for the first five years. From October 1, 2019 to the maturity date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR plus 359 basis points. The Company used part of the proceeds of the offering to fund the payment of the outstanding principal balance on its $30.0 million senior unsecured term loan, which occurred on October 1, 2014. The remainder will be used for general corporate purposes.

Asset Quality

The Company incurred $0.5 million in net charge-off losses, which represented 0.07% of average loans, for the third quarter of 2014, compared to net charge-off losses of $2.5 million, or 0.39% of average loans, for the second quarter of 2014, and net charge-off losses of $2.9 million, or 0.55% of average loans, for the third quarter of 2013. Net charge-off losses decreased during the third quarter of 2014 due to a number of significant recoveries of previously charged-off loans, primarily for loans not covered under loss-share agreements.

The Company incurred $6.6 million in net charge-off losses, which represented 0.35% of average loans, for the nine months ended September 30, 2014, compared to net charge-off losses of $11.4 million, or 0.75% of average loans, for the nine months ended September 30, 2013.

During the third quarter of 2014, the Company recorded a provision for loan losses of $1.3 million, a decrease of 39.1% from $2.1 million recorded in the second quarter of 2014, and a decrease of 61.1% from $3.4 million recorded during the third quarter of 2013. The Company recorded a provision for loan losses of $6.0 million for the nine months ended September 30, 2014, a decrease of 38.4% from $9.8 million recorded during the comparable period of 2013. The provision for loan losses recorded during 2014 was for loans not covered under loss-share agreements.

The allowance for loan losses was $30.7 million at September 30, 2014, a decrease of 6.6% from $32.9 million at December 31, 2013. The components of the allowance for loan loss at September 30, 2014 were as follows:

Allowance for Loan Loss Summary
(dollars in thousands; unaudited)

		Allowance		Allowance
		for	Net	for Loan
	Loans	Loan Losses	Loans	Losses %
Originated loans	$2,021,792	$26,656	$1,995,136	1.32%
Acquired loans not covered by loss-share	592,919	171	592,748	0.03%
Acquired loans covered by loss-share	148,958	3,895	145,063	2.61%
Total portfolio loans	$2,763,669	$30,722	$2,732,947	1.11%

The following table details our asset quality information for the past five fiscal quarters:

Asset Quality Information
(dollars in thousands; unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Nonaccrual loans not covered by loss-share	$14,356	$18,845	$14,240	$17,114	$21,262
Nonaccrual loans covered by loss-share	13,636	15,921	20,803	23,745	29,892
OREO not covered by loss-share	36,673	38,092	29,157	28,833	29,271
OREO covered by loss-share	9,799	12,631	15,749	18,773	18,401
90 days past due not covered by loss-share	—	738	—	—	83
90 days past due covered by loss-share	5	—	—	—	1
Total nonperforming assets	$74,469	$86,227	$79,949	$88,465	$98,910
Nonperforming assets not covered by loss-share	$51,029	$57,675	$43,397	$45,947	$50,616

Total assets	$3,735,816	$3,683,230	$3,205,951	$3,229,576	$2,968,709
Total assets less covered assets	3,577,059	3,511,703	3,015,172	3,023,142	2,748,509
Total portfolio loans	2,763,669	2,670,299	2,304,075	2,276,517	2,100,042
Total accruing loans	2,735,677	2,635,533	2,269,032	2,235,658	2,048,888

Ratio of nonperforming assets to total assets	1.99%	2.34%	2.49%	2.74%	3.33%
Not covered by loss-share	1.43%	1.64%	1.44%	1.52%	1.84%

Ratio of nonperforming loans to total portfolio loans	1.01%	1.33%	1.52%	1.79%	2.44%
Not covered by loss-share	0.55%	0.78%	0.67%	0.82%	1.12%

Ratio of allowance for loan losses to total portfolio loans	1.11%	1.13%	1.34%	1.44%	1.54%
Allowance for originated loans to total originated loans	1.32%	1.37%	1.47%	1.57%	1.52%

Net charge-offs, QTD	$325	$2,026	$4,615	$380	$4,788
Net charge-offs, non-covered portion, QTD (1)	461	2,457	3,628	482	2,876
Ratio of net charge-offs, non-covered portion,
QTD to average portfolio loans, annualized (1)	0.07%	0.39%	0.64%	0.08%	0.55%

Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	$15,685	$14,948	$17,924	$16,770	$13,802

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans covered under loss-share agreements.

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and OREO, totaled $74.5 million, or 1.99% of total assets, at September 30, 2014, a decrease from $88.5 million, or 2.74% of total assets, at December 31, 2013. Nonperforming assets covered by loss-share agreements totaled $23.4 million at September 30, 2014, a decrease of 44.9% from $42.5 million at December 31, 2013.

Capital Position

At September 30, 2014, shareholders’ equity was $330.6 million, an increase of 21.9% from shareholders’ equity of $271.3 million as of December 31, 2013. In addition to net income, the increase in shareholders’ equity was due to the issuance of 2.3 million shares of common stock during the second quarter of 2014 related to the acquisitions of South Street and Community First.

All of the Bank’s and Company’s capital ratios exceed the minimum thresholds established for a well-capitalized bank by regulatory measures. The issuance of the Notes also served to increase the Company’s total capital ratio.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $3.74 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 47 banking offices in North and South Carolina. The Bank’s 10 locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN." The Company’s website is www.bncbancorp.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Forward Looking Statements

This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the
	Three Months Ended
SUMMARY INCOME STATEMENTS	September 30, 2014	September 30, 2013	% Change
Interest income	$40,876	$34,008	20.2%
Interest expense	4,736	7,372	-35.8%
Net interest income	36,140	26,636	35.7%
Provision for loan losses	1,304	3,350	-61.1%
Net interest income after provision for loan losses	34,836	23,286	49.6%
Non-interest income	6,307	5,824	8.3%
Non-interest expense	29,828	22,430	33.0%
Income before income tax expense	11,315	6,680	69.4%
Income tax expense	3,047	1,650	84.7%
Net income	$8,268	$5,030	64.4%

PER SHARE DATA
Earnings per share, basic	$0.28	$0.19
Earnings per share, diluted	0.28	0.19
Operating earnings per share, diluted (1)	0.33	0.19
Tangible common book value per share (1)	9.12	8.53

Period-end common shares outstanding	29,475	26,526
Weighted average participating common shares:
Basic	29,472	26,502
Diluted	29,567	26,582

PERFORMANCE RATIOS
Return on average assets	0.89%	0.68%
Operating return on average assets (1)	1.04%	0.68%
Return on average common equity	10.03%	7.81%
Return on average tangible common equity (1)	13.03%	9.19%
Operating return on average tangible common equity (1)	15.17%	9.26%
Net interest margin (FTE)	4.54%	4.26%
Average equity to average assets	8.83%	8.67%
Allowance for loan losses as a % of portfolio loans	1.11%	1.54%
Allowance for originated loans as a % of originated portfolio loans	1.32%	1.52%
Nonperforming assets to total assets, end of period	1.99%	3.33%
Not covered by loss share	1.43%	1.84%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.07%	0.55%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$54	$—
Insurance settlement income	—	479
Fair value accretion	3,575	3,213
Hedging instrument expense	71	2,625
OREO valuation adjustments	1,022	1,138
Transaction-related expenses	2,325	540
Goodwill and other intangible assets, net	61,716	31,410

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the
	Nine Months Ended
SUMMARY INCOME STATEMENTS	September 30, 2014	September 30, 2013	% Change
Interest income	$115,227	$100,834	14.3%
Interest expense	14,472	22,099	-34.5%
Net interest income	100,755	78,735	28.0%
Provision for loan losses	6,005	9,753	-38.4%
Net interest income after provision for loan losses	94,750	68,982	37.4%
Non-interest income	17,237	17,628	-2.2%
Non-interest expense	84,111	69,305	21.4%
Income before income tax expense	27,876	17,305	61.1%
Income tax expense	6,991	3,329	110.0%
Net income	20,885	13,976	49.4%
Preferred stock dividends and discount accretion	—	1,060	(100.0)%
Net income available to common shareholders	$20,885	$12,916	61.7%

PER SHARE DATA
Earnings per share, basic	$0.73	$0.49
Earnings per share, diluted	0.73	0.49
Operating earnings per share, diluted (1)	0.87	0.51
Tangible common book value per share (1)	9.12	8.53

Period-end common shares outstanding	29,475	26,526
Weighted average participating common shares:
Basic	28,559	26,480
Diluted	28,666	26,493

PERFORMANCE RATIOS
Return on average assets	0.80%	0.59%
Operating return on average assets (1)	0.96%	0.61%
Return on average common equity	8.90%	6.82%
Return on average tangible common equity (1)	11.13%	8.09%
Operating return on average tangible common equity (1)	13.19%	8.37%
Net interest margin (FTE)	4.56%	4.26%
Average equity to average assets	9.02%	9.11%
Allowance for loan losses as a % of portfolio loans	1.11%	1.54%
Allowance for originated loans as a % of originated portfolio loans	1.32%	1.52%
Nonperforming assets to total assets, end of period	1.99%	3.33%
Not covered by loss share	1.43%	1.84%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.35%	0.75%

SELECTED FINANCIAL DATA
Loss on sale of investment securities, net	$511	$52
Insurance settlement income	768	479
Acquisition related gain	—	719
Fair value accretion	10,012	10,210
Additional accretion from redemption of Series A preferred stock	—	356
Hedging instrument expense	234	7,163
OREO valuation adjustments	2,970	3,462
Transaction-related expenses	6,723	1,884
Goodwill and other intangible assets, net	61,716	31,410

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
SUMMARY INCOME STATEMENTS	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Interest income	$40,876	$38,633	$35,718	$37,836	$34,008
Interest expense	4,736	4,732	5,004	7,964	7,372
Net interest income	36,140	33,901	30,714	29,872	26,636
Provision for loan losses	1,304	2,140	2,561	2,435	3,350
Net interest income after provision for loan losses	34,836	31,761	28,153	27,437	23,286
Non-interest income	6,307	5,805	5,125	5,178	5,824
Non-interest expense	29,828	29,512	24,771	28,628	22,430
Income before income tax expense	11,315	8,054	8,507	3,987	6,680
Income tax expense	3,047	1,921	2,023	716	1,650
Net income	$8,268	$6,133	$6,484	$3,271	$5,030

Net interest income, as reported	$36,140	$33,901	$30,714	$29,872	$26,636
Fully Taxable-Equivalent ("FTE") adjustment	1,913	1,930	1,990	1,956	1,818
Net interest income, FTE	$38,053	$35,831	$32,704	$31,828	$28,454

PER SHARE DATA
Earnings per share, basic	$0.28	$0.21	$0.24	$0.12	$0.19
Earnings per share, diluted	0.28	0.21	0.24	0.12	0.19

Period-end common shares outstanding	29,475	29,721	27,324	27,303	26,526
Weighted average participating common shares:
Basic	29,472	28,877	27,317	27,293	26,502
Diluted	29,567	29,010	27,460	27,382	26,582

PERFORMANCE RATIOS
Return on average assets	0.89%	0.69%	0.83%	0.41%	0.68%
Operating return on average assets (1)	1.04%	0.95%	0.87%	0.71%	0.68%
Return on average common equity	10.03%	7.31%	9.70%	4.79%	7.81%
Return on average tangible common equity (1)	13.03%	9.21%	11.53%	5.90%	9.19%
Operating return on average tangible common equity (1)	15.17%	12.43%	12.17%	9.98%	9.26%
Net interest margin (FTE)	4.54%	4.54%	4.61%	4.39%	4.26%
Average equity to average assets	8.83%	9.50%	8.70%	8.48%	8.67%
Allowance for loan losses as a % of portfolio loans	1.11%	1.13%	1.34%	1.44%	1.54%
Allowance for originated loans as a % of originated portfolio loans	1.32%	1.37%	1.47%	1.57%	1.52%
Nonperforming assets to total assets, end of period	1.99%	2.34%	2.49%	2.74%	3.33%
Not covered by loss share	1.43%	1.64%	1.44%	1.52%	1.84%
Ratio of net charge-offs, with covered portion,
to average total loans, annualized	0.07%	0.39%	0.64%	0.08%	0.55%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$54	$—	$(565)	$10	$—
Insurance settlement	—	—	768	—	479
Fair value accretion	3,575	2,981	3,456	4,208	3,213
Hedging instrument expense	71	—	163	2,700	2,625
OREO valuation adjustments	1,022	1,313	635	713	1,138
Transaction-related expenses	2,325	3,601	797	3,884	540
Goodwill and other intangible assets, net	61,716	62,406	34,597	34,966	31,410

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of
SELECTED BALANCE SHEET DATA	September 30, 2014	December 31, 2013	% Change
Portfolio loans:
Originated loans	$2,021,792	$1,704,876	18.6%
Acquired loans	741,877	571,641	29.8%
Allowance for loan losses	(30,722)	(32,875)	(6.6)%
Net portfolio loans	2,732,947	2,243,642	21.8%
Loans held for sale	20,906	30,899	(32.3)%
Investment securities	489,263	517,795	(5.5)%
Total interest-earning assets	3,354,964	2,908,847	15.3%
Total assets	3,735,816	3,229,576	15.7%

Deposits:
Non-interest bearing deposits	482,859	324,532	48.8%
Interest-bearing demand and savings	1,495,186	1,299,399	15.1%
Time deposits	1,106,163	1,082,799	2.2%
Total deposits	3,084,208	2,706,730	13.9%
Borrowed funds	298,642	227,101	31.5%
Total interest-bearing liabilities	2,899,990	2,609,299	11.1%
Shareholders' equity:
Common equity	320,433	268,024	19.6%
Accumulated other comprehensive income	10,214	3,306	209.0%
Total shareholders' equity	330,647	271,330	21.9%

	As of
SELECTED BALANCE SHEET DATA	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Portfolio loans:
Originated loans	$2,021,792	$1,865,024	$1,765,248	$1,704,876	$1,629,235
Acquired loans	741,877	805,275	538,827	571,641	470,807
Allowance for loan losses	(30,722)	(30,129)	(30,880)	(32,875)	(32,358)
Net portfolio loans	2,732,947	2,640,170	2,273,195	2,243,642	2,067,684
Loans held for sale	20,906	23,714	18,895	30,899	17,732
Investment securities	489,263	501,626	487,905	517,795	500,449
Total interest-earning assets	3,354,964	3,282,682	2,888,886	2,908,847	2,658,902
Total assets	3,735,816	3,683,230	3,205,951	3,229,576	2,968,709

Deposits:
Non-interest bearing deposits	482,859	464,682	350,415	324,532	299,670
Interest-bearing demand and savings	1,495,186	1,504,397	1,362,454	1,299,399	1,172,512
Time deposits	1,106,163	1,155,569	1,043,457	1,082,799	963,679
Total deposits	3,084,208	3,124,648	2,756,326	2,706,730	2,435,861
Borrowed funds	298,642	209,449	149,491	227,101	256,554
Total interest-bearing liabilities	2,899,990	2,869,415	2,555,402	2,609,299	2,392,745
Shareholders' equity:
Common equity	320,433	318,624	273,690	268,024	256,048
Accumulated other comprehensive income	10,214	8,212	6,818	3,306	1,745
Total shareholders' equity	330,647	326,836	280,508	271,330	257,793

	For the Three Months Ended
SELECTED AVERAGE BALANCE SHEET DATA	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Portfolio loans	$2,721,425	$2,553,931	$2,288,490	$2,268,172	$2,072,907
Investment securities	491,278	496,221	509,740	515,296	484,959
Total interest-earning assets	3,322,970	3,165,865	2,879,546	2,878,999	2,650,389
Total assets	3,705,918	3,540,758	3,181,723	3,193,141	2,945,832

Deposits:
Non-interest bearing deposits	469,712	402,105	335,416	338,454	288,887
Interest-bearing demand and savings	1,513,574	1,457,797	1,323,324	1,291,291	1,172,608
Time deposits	1,126,903	1,163,864	1,061,294	1,035,759	979,871
Total deposits	3,110,190	3,023,766	2,720,034	2,665,504	2,441,366
Borrowed funds	244,341	158,288	165,499	235,303	228,336
Total interest-bearing liabilities	2,884,819	2,779,949	2,550,117	2,562,353	2,380,815
Shareholders' equity	327,138	336,297	276,736	270,702	255,524

	For the Nine Months Ended
SELECTED AVERAGE BALANCE SHEET DATA	September 30, 2014	September 30, 2013
Portfolio loans	$2,522,868	$2,049,965
Investment securities	499,012	473,432
Total interest-earning assets	3,124,418	2,634,965
Total assets	3,478,053	2,947,436

Deposits:
Non-interest bearing deposits	402,903	274,694
Interest-bearing demand and savings	1,432,262	1,166,505
Time deposits	1,117,594	1,038,873
Total deposits	2,952,759	2,480,072
Borrowed funds	189,665	179,775
Total interest-bearing liabilities	2,739,521	2,385,153
Shareholders' equity	313,575	268,591

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)

	As of
Loans Not Covered Under Loss Share Agreements:	September 30, 2014	December 31, 2013	% Change
Construction, A&D, and Land	$299.3	$261.3	14.5%
Residential Construction	47.1	32.5	44.9%
Presold	28.8	18.2	58.2%
Speculative	18.3	14.3	28.0%
Loan size - over $400,000	4.1	1.8	127.8%
Loan size - $200,000 to $400,000	8.5	4.8	77.1%
Loan size - under $200,000	5.7	7.7	(26.0)%

Commercial Construction	156.0	132.0	18.2%
Loan size - $5 million and over	64.0	25.4	152.0%
Loan size - $3 million to $5 million	32.0	28.9	10.7%
Loan size - $1 million to $3 million	35.5	54.2	(34.5)%
Loan size - under $1 million	24.5	23.5	4.3%

Residential and Commercial A&D	14.8	7.9	87.3%
Loan size - $3 million to $5 million	3.4	—	100.0%
Loan size - $1 million to $3 million	5.8	3.5	65.7%
Loan size - under $1 million	5.6	4.4	27.3%

Land	81.4	88.9	(8.4)%
Residential Buildable Lots	20.5	22.1	(7.2)%
Commercial Buildable Lots	19.3	11.8	63.6%
Land Held for Development	23.4	32.9	(28.9)%
Raw and Agricultural Land	18.2	22.1	(17.6)%

Commercial Real Estate	$1,427.1	$1,244.0	14.7%
Multi-Family	80.1	61.6	30.0%
Churches	57.6	53.5	7.7%
Retail	1,055.3	911.8	15.7%
Owner Occupied	320.3	263.8	21.4%
Investment	735.0	648.0	13.4%
Loan size - $5 million to $9 million	138.4	138.5	(0.1)%
Loan size - $3 million to $5 million	156.3	113.5	37.7%
Loan size - $1 million to $3 million	273.0	250.3	9.1%
Loan size - under $1 million	167.3	145.7	14.8%

Industrial	234.1	217.1	7.8%
Owner Occupied	131.6	119.0	10.6%
Investment	102.50	98.10	4.50%
Loan size - $5 million and over	5.80	6.00	(3.30)%
Loan size - $3 million to $5 million	11.20	11.20	—%
Loan size - $1 million to $3 million	41.00	40.80	0.50%
Loan size - under $1 million	44.50	40.10	11.00%

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)

	As of
Loans Not Covered Under Loss Share Agreements:	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Construction, A&D, and Land	$299.3	$270.7	$245.2	$261.3	$225.5
Residential Construction	47.1	37.4	34.4	32.5	28.6
Presold	28.8	19.9	17.5	18.2	16.0
Speculative	18.3	17.5	16.9	14.3	12.6
Loan size - over $400,000	4.1	3.7	1.7	1.8	2.2
Loan size - $200,000 to $400,000	8.5	6.3	6.5	4.8	4.9
Loan size - under $200,000	5.7	7.5	8.7	7.7	5.5

Commercial Construction	156.0	137.6	118.7	132.0	106.1
Loan size - $5 million and over	64.0	49.2	32.1	25.4	18.1
Loan size - $3 million to $5 million	32.0	11.0	15.7	28.9	15.4
Loan size - $1 million to $3 million	35.5	49.2	46.2	54.2	51.7
Loan size - under $1 million	24.5	28.2	24.7	23.5	20.9

Residential and Commercial A&D	14.8	11.7	7.7	7.9	9.4
Loan size - $3 million to $5 million	3.4	—	—	—	—
Loan size - $1 million to $3 million	5.8	6.5	4.0	3.5	3.6
Loan size - under $1 million	5.6	5.2	3.7	4.4	5.8

Land	81.4	84.0	84.4	88.9	81.4
Residential Buildable Lots	20.5	23.7	21.0	22.1	20.8
Commercial Buildable Lots	19.3	18.4	11.9	11.8	13.4
Land Held for Development	23.4	23.5	30.0	32.9	25.2
Raw and Agricultural Land	18.2	18.4	21.5	22.1	22.0

Commercial Real Estate	$1,427.1	$1,337.4	$1,280.4	$1,244.0	$1,165.2
Multi-Family	80.1	71.0	64.7	61.6	58.6
Churches	57.6	57.1	53.5	53.5	50.9
Retail	1,055.3	977.5	944.3	911.8	851.2
Owner Occupied	320.3	292.0	270.9	263.8	243.4
Investment	735.0	685.5	673.4	648.0	607.8
Loan size - $5 million to $9 million	138.4	136.4	143.1	138.5	135.4
Loan size - $3 million to $5 million	156.3	125.1	119.0	113.5	98.6
Loan size - $1 million to $3 million	273.0	269.6	266.0	250.3	238.3
Loan size - under $1 million	167.3	154.4	145.3	145.7	135.5

Industrial	234.1	231.8	217.9	217.1	204.5
Owner Occupied	131.6	128.8	122.6	119.0	113.2
Investment	102.5	103.0	95.3	98.1	91.3
Loan size - $5 million and over	5.8	5.9	5.9	6.0	6.1
Loan size - $3 million to $5 million	11.2	11.3	8.2	11.2	8.3
Loan size - $1 million to $3 million	41.0	45.8	39.7	40.8	38.7
Loan size - under $1 million	44.5	40.0	41.5	40.1	38.2

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Earnings per Share, Diluted (2)	September 30, 2014	June 30, 2014	September 30, 2013
Net income available to common shareholders (GAAP)	$8,268	$6,133	$5,030
Add: Transaction-related charges, net of tax	1,464	2,269	340
Less: Gain (loss) on sale of investment securities, net of tax	34	—	—
Insurance settlement, net of tax	—	—	302
Operating earnings (non-GAAP)	9,698	8,402	5,068

Weighted average fully diluted shares outstanding	29,567	29,010	26,582

Operating earnings per share, diluted (non-GAAP)	$0.33	$0.29	$0.19

	For the Nine Months Ended
Operating Earnings per Share, Diluted (2)	September 30, 2014	September 30, 2013
Net income available to common shareholders (GAAP)	$20,885	$12,916
Add: Transaction-related charges, net of tax	4,235	1,196
Less: Loss on sale of investment securities, net of tax	(322)	(33)
Insurance settlement, net of tax	484	304
Acquisition-related gain, net of tax	—	457
Operating earnings (non-GAAP)	24,958	13,384

Weighted average fully diluted shares outstanding	28,666	26,493

Operating earnings per share, diluted (non-GAAP)	$0.87	$0.51

	For the Three Months Ended
Adjusted Non-interest Income (2)	September 30, 2014	June 30, 2014	September 30, 2013
Non-interest income (GAAP)	$6,307	$5,805	$5,824
Less: Gain (loss) on sale of investment securities	54	—	—
Insurance settlement	—	—	479
Adjusted non-interest income (non-GAAP)	$6,253	$5,805	$5,345

	For the Nine Months Ended
Adjusted Non-interest Income (2)	September 30, 2014	September 30, 2013
Non-interest income (GAAP)	$17,237	$17,628
Less: Loss on sale of investment securities	511	52
Insurance settlement	768	479
Acquisition-related gain	—	719
Adjusted non-interest income (non-GAAP)	$16,980	$16,482

	For the Three Months Ended
Adjusted Non-interest Expense (2)	September 30, 2014	June 30, 2014	September 30, 2013
Non-interest expense (GAAP)	$29,828	$29,512	$22,430
Less: Transaction-related expenses	2,325	3,601	540
Adjusted non-interest expense (non-GAAP)	$27,503	$25,911	$21,890

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Nine Months Ended
Adjusted Non-interest Expense (2)	September 30, 2014	September 30, 2013
Non-interest expense (GAAP)	$84,111	$69,305
Less: Transaction-related expenses	6,723	1,884
Adjusted non-interest expense (non-GAAP)	$77,388	$67,421

	As of
Tangible Common Book Value per Share (3)	September 30, 2014	September 30, 2013
Shareholders' equity (GAAP)	$330,647	$257,793
Less: Intangible assets	61,716	31,410
Tangible common shareholders equity (non-GAAP)	268,931	226,383

Common shares outstanding	29,475	26,526

Tangible common book value per share (non-GAAP)	$9.12	$8.53

	For the Three Months Ended
Return on Average Tangible Common Equity (3)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Net income available to common shareholders (GAAP)	$8,268	$6,133	$6,484	$3,271	$5,030
Plus: Amortization of intangibles, net of tax	435	354	232	241	160
Tangible net income available to common shareholders (non-GAAP)	8,703	6,487	6,716	3,512	5,190

Average common shareholders equity	$327,138	$336,297	$271,061	$270,702	$255,524
Less: Average intangible assets	62,101	53,826	34,775	34,045	31,535
Average tangible common shareholders' equity (non-GAAP)	$265,037	$282,471	$236,286	$236,657	$223,989

Return on average tangible common equity (non-GAAP)	13.03%	9.21%	11.53%	5.89%	9.19%

	For the Nine Months Ended
Return on Average Tangible Common Equity (3)	September 30, 2014	September 30, 2013
Net income available to common shareholders (GAAP)	$20,885	$12,916
Plus: Amortization of intangibles, net of tax	1,021	480
Tangible net income available to common shareholders (non-GAAP)	21,906	13,936

Average common shareholders equity	$313,575	$253,289
Less: Average intangible assets	50,332	31,833
Average tangible common shareholders' equity (non-GAAP)	$263,243	$221,456

Return on average tangible common equity (non-GAAP)	11.13%	8.09%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Return on Average Assets (2)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Net income available to common shareholders (GAAP)	$8,268	$6,133	$6,484	$3,271	$5,030
Plus: Transaction-related expenses, net of tax	1,464	2,269	502	2,447	340
Less: Gain (loss) on sale of investment securities, net of tax	34	—	(356)	6	—
Insurance settlement, net of tax	—	—	484	—	302
Operating earnings (non-GAAP)	9,698	8,402	6,858	5,712	5,068

Average assets	3,705,918	3,540,758	3,181,723	3,193,141	2,945,832

Operating return on average assets (non-GAAP)	1.04%	0.95%	0.87%	0.71%	0.68%

	For the Nine Months Ended
Operating Return on Average Assets (2)	September 30, 2014	September 30, 2013
Net income available to common shareholders (GAAP)	$20,885	$12,916
Plus: Transaction-related expenses, net of tax	4,235	1,196
Less: Loss on sale of investment securities, net of tax	(322)	(33)
Insurance settlement, net of tax	484	304
Acquisition-related gain, net of tax	—	457
Operating earnings (non-GAAP)	24,958	13,384

Average assets	3,478,053	2,947,436

Operating return on average assets (non-GAAP)	0.96%	0.61%

	For the Three Months Ended
Operating Return on Average Tangible Common Equity (2)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Net income available to common shareholders (GAAP)	$8,268	$6,133	$6,484	$3,271	$5,030
Plus: Amortization of intangibles, net of tax	435	354	232	241	160
Transaction-related expenses, net of tax	1,464	2,269	502	2,447	340
Less: Gain (loss) on sale of investment securities, net of tax	34	—	(356)	6	—
Insurance settlement, net of tax	—	—	484	—	302
Operating tangible net income available to common shareholders (non-GAAP)	10,133	8,756	7,090	5,953	5,228

Average common shareholders equity	327,138	336,297	271,061	270,702	255,524
Less: Average intangible assets	62,101	53,826	34,775	34,045	31,535
Average tangible common shareholders' equity (non-GAAP)	265,037	282,471	236,286	236,657	223,989

Operating return on average tangible common equity (non-GAAP)	15.17%	12.43%	12.17%	9.98%	9.26%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Nine Months Ended
Operating Return on Average Tangible Common Equity (2)	September 30, 2014	September 30, 2013
Net income available to common shareholders (GAAP)	$20,885	$12,916
Plus: Amortization of intangibles, net of tax	1,021	480
Transaction-related expenses, net of tax	4,235	1,196
Less: Loss on sale of investment securities, net of tax	(322)	(33)
Insurance settlement, net of tax	484	304
Acquisition-related gain, net of tax	—	457
Operating tangible net income available to common shareholders (non-GAAP)	25,979	13,864

Average common shareholders equity	313,575	253,289
Less: Average intangible assets	50,332	31,833
Average tangible common shareholders' equity (non-GAAP)	263,243	221,456

Operating return on average tangible common equity (non-GAAP)	13.19%	8.37%

(2) Management uses these measures in their analysis of the Company's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

(3) Management believes investors use this measure to evaluate the Company's performance.